EXHIBIT 10.23

AMENDMENT AGREEMENT

Amendment Agreement dated June 22, 2006 among Henvil Corp., an Ontario Canada Corporation, (“Henvil”), Steve Livneh, (“Livneh”) its sole shareholder and principal, (collectively “Consultants”) as parties of the first part, and Bovie Medical Corporation, a Delaware Corporation (“Bovie”) as party of the second part.

WITNESSETH

WHEREAS the parties have heretofore entered into an agreement dated as of January 11, 2006 (the “Agreement”)

WHEREAS the parties are desirous of clarifying and correcting a drafting error and misunderstanding as to a certain aspect of the Agreement.

NOW THEREFORE in consideration of the premises and mutual covenants herein continued,

IT IS HEREBY AGREED:

1.	Paragraph 2.3 of the Agreement is hereby amended to read as follows:

Stock Options: As additional compensation  for Steve Livneh, Bovie shall,subject to Section 2.3.1 below, issue to Livneh, or to a company owned 50% or more by him or to a family member designated by him, when requested, a total of 100,000 restricted stock options to purchase 100,000 restricted shares of Common Stock of Bovie, exercisable at the closing price for Bovie’s Common Stock on the American Stock Exchange as of the close of business on the date of execution of the Agreement.

2.	Except as amended hereby, the Agreement is hereby ratified and approved;

IN WITNESS WHEREOF, the parties have set forth their signatures this 22 day of June, 2006.

BOVIE MEDICAL CORPORATION

By:	/S/ Andrew Makrides
Andrew Makrides, President

HENVIL CORPORATION

By:	/S/ Steve Livneh
Steve Livneh, President

/S/ Steve Livneh
Steve Livneh